UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US Highway 14, Lamberton, MN 56152	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On April 24, 2013, Highwater Ethanol, LLC (the “Company”) notified its current independent public accountant, Boulay, Heutmaker, Zibell, and Co. P.L.L.P. (“Boulay”), of its dismissal as the Company’s independent public accountant. The decision to change the Company's independent public accountant was recommended and approved by the Company’s audit committee and also approved by the Company's board of governors.

Boulay’s reports on the Company’s financial statements for the fiscal years ended October 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended October 31, 2012 and 2011, and from November 1, 2012 to the date of Boulay's dismissal, there were no disagreements between the Company and Boulay on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Boulay’s satisfaction, would have caused Boulay to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Boulay with the contents of this current report on Form 8-K and requested that Boulay furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report, and if not, stating the respects in which it does not agree. A copy of the letter from Boulay to the Securities and Exchange Commission is filed as exhibit 16.1 hereto.

On April 26, 2013, the Company engaged McGladrey LLP as the Company’s new independent public accountant. This engagement was recommended and approved by the Company’s audit committee and also approved by the Company's board of governors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Boulay, Heutmaker, Zibell & Co. P.L.L.P. to the Securities and Exchange Commission dated April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: April 26, 2013	/s/ Lucas Schneider
Lucas Schneider, Chief Financial Officer
(Principal Financial Officer)